                                                                     EXHIBIT 4.6

      ===================================================================

                  WARRANT SHARES REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 16, 2000

                                  By and Among

                          DAYTON SUPERIOR CORPORATION,
                                   as Issuer,

                                       and

                          DEUTSCHE BANK SECURITIES INC.

                                       and

                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED
                              as Initial Purchasers

       ===================================================================

                                TABLE OF CONTENTS

1.    Definitions...........................................................       2
2.    Registration Rights...................................................       6
      2.1.    Demand Registration...........................................       6
      2.2.    Piggy-Back Registration.......................................       8
      2.3.    Reduction of Piggy-Back Registration..........................       9
      2.4.    Agreement to Lock Up..........................................       9
3.    Representations, Warranties and Agreements of the Company.............      10
4.    Registration Procedures...............................................      10
5.    Indemnification.......................................................      15
6.    Rules 144 and 144A....................................................      18
7.    Underwritten Registrations............................................      18
8.    Miscellaneous.........................................................      18
      8.1.    Remedies......................................................      18
      8.2.    No Conflicting Agreements.....................................      19
      8.3.    No Piggy-back on Demand Registrations.........................      19
      8.4.    Amendments and Waivers........................................      19
      8.5.    Notices.......................................................      19
      8.6.    Successors and Assigns........................................      20
      8.7.    Counterparts..................................................      20
      8.8.    Governing Law, Submission to Jurisdiction.....................      20
      8.9.    Severability..................................................      20
      8.10.   Headings......................................................      20
      8.11.   Securities Held by the Company or its Affiliates..............      20
      8.12.   Attorneys' Fees...............................................      20
      8.13.   Entire Agreement..............................................      21

                  This WARRANT SHARES REGISTRATION RIGHTS AGREEMENT (this "Agreement" is dated as of June 16, 2000, by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation (the "Company"), DEUTSCHE BANK SECURITIES INC. ("Deutsche Bank") and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill Lynch" and, together with Deutsche Bank, the "Initial Purchasers").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of June 9, 2000, by and among the Company and the Initial Purchasers (the "Purchase Agreement"), relating to the sale by the Company to the Initial Purchasers of an aggregate of 170,000 Units, each Unit consisting of $1,000 principal amount of 13% Senior Subordinated Notes due 2009 (collectively, the "Notes") and one Warrant (collectively, the "Warrants") to purchase 0.68986 of a common share, no par value, of the Company. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Holders (as defined herein) the registration rights for the Registrable Securities (as defined herein) set forth in this Agreement. The execution of this Agreement is a condition to the obligations of the Initial Purchasers to purchase the Units under the Purchase Agreement.

                  In consideration of the foregoing, the parties hereto agree as follows:

1.       Definitions.

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Advice" shall have the meaning ascribed to that term in the last paragraph of Section 4.

                  "Additional Holders" shall have the meaning ascribed to that term in Section 2.1(a).

                  "Affiliate" of any Person shall mean, any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds 10% or more of any class of the voting stock of the referent Person or
(iii) of which 10% or more of the voting stock (or, in case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by the referent Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall have the meaning ascribed to that term in the preamble hereto.

                  "Business Day" shall mean a day that is not a Legal Holiday.

                  "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting and/or non-voting) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into or exercisable or exchangeable for any of the foregoing.

                  "Common Shares" shall mean the common shares, no par value, of the Company and any options, warrants or securities convertible into or exercisable or exchangeable for such common shares.

                  "Company" shall have the meaning ascribed to that term in the preamble hereto and shall also include the Company's successors.

                  "Demand Registration" shall have the meaning ascribed to that term in Section 2.1(a).

                  "Effectiveness Period" shall have the meaning ascribed to that term in Section 2.1(b).

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  "Holder" shall mean the Initial Purchasers, for so long as each Initial Purchaser owns any Warrants or Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Warrants or Registrable Securities.

                  "Indemnified Person" shall have the meaning ascribed to that term in Section 5(c).

                  "Indemnifying Person" shall have the meaning ascribed to that term in Section 5(c).

                  "Initial Public Offering" shall mean the first time a registration statement filed under the Securities Act respecting an offering, whether primary or secondary, of capital shares of the Company (or securities convertible into, or exchangeable or exercisable for, capital shares or rights to acquire capital shares or such securities, other than the Warrants) which is underwritten on a firmly committed or best efforts basis is declared effective and the securities so registered are issued and sold.

                  "Initial Purchasers" shall have the meaning ascribed to that term in the preamble hereto.

                  "Issue Date" means June 16, 2000, the date on which the Units, the Notes and the Warrants were issued.

                  "Legal Holiday" shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

                  "Loss" shall have the meaning ascribed to that term in Section 5(a).

                  "Notes" shall have the meaning ascribed to that term in the preamble hereto.

                  "Participant" shall have the meaning ascribed to that term in
Section 5(a).

                  "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any entity.

                  "Piggy-Back Registration" shall have the meaning ascribed to that term in Section 2.2.

                  "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

                  "Purchase Agreement" shall have the meaning ascribed to that term in the preamble hereto.

                  "Registrable Securities" shall mean any of the Warrant Shares; provided that such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the offering of such securities by the holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such holder pursuant to such registration statement, (b) such securities have been sold to the public pursuant to Rule 144, or are eligible for sale to the public without volume or manner of sale restrictions under Rule 144(k) (or any similar provision then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (d) such securities shall have ceased to be outstanding.

                  "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, (ii) fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith, and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) rating agency fees, printing expenses, messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel and all independent certified public accountants for the Company, (v) fees and disbursements of any additional experts retained by the Company in connection therewith, (vi) fees and expenses of listing the Registrable Securities, if any,
(vii) reasonable fees and expenses of one counsel for the Holders of Registrable Securities participating in an offering involving the exercise of registration rights hereunder not to exceed $25,000 per annum in the aggregate, and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Subject Equity by Holders of such Subject Equity).

                  "Registration Statement" shall mean any registration statement of the Company which covers any of the Subject Equity pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Requisite Shares" shall mean a number of Warrants and Registrable Securities equivalent to no less than 35% of the Warrants and Registrable Securities held in the aggregate by all Holders at the time of any request for a Demand Registration (with any Warrant being deemed to be equal to the number of Warrant Shares for which such Warrant is then exercisable (without giving effect to any cashless exercise)).

                  "Rule 144" shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Rule 144A" shall mean Rule 144A under the Securities Act, as such Rule may be amended from time to time.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                  "Subject Equity" shall have the meaning ascribed to that term in Section 2.1(b).

                  "Suspension Period" shall have the meaning ascribed to that term in Section 2.1(b).

                  "Units" shall have the meaning ascribed to that term in the preamble hereto.

                  "Warrant Shares" shall mean the Common Shares of the Company issued and issuable upon exercise of the Warrants and any other securities issued or issuable with respect to the Warrants or such Common Shares by way of stock dividends, stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "Warrants" shall have the meaning ascribed to that term in the preamble hereto.

                  "Withdrawal Election" shall have the meaning ascribed to that term in Section 2.3(b).

2.       Registration Rights.

                  2.1.     Demand Registration.

                  (a) Request for Registration. At any time after the consummation of an Initial Public Offering, on one separate occasion only, Holders owning, individually or in the aggregate, at least the Requisite Shares may require the Company to effect one registration (the "Demand Registration") under the Securities Act of their Registrable Securities. Any such request will specify the Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request within 10 days after the receipt thereof to all other Holders and other holders of securities of the Company that have incidental or piggy-back registration rights other than under this Agreement (the "Additional Holders"). Within 20 days after receipt of such notice by any Holder, such Holder may request in writing that its Registrable Securities be included in such registration, and the Company shall include in the Demand Registration the Registrable Securities of any such selling Holder requested to be so included. Each such request by such other selling Holders shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof The Holders of Warrants and Registrable Securities shall not be entitled to request and the Company shall not be obligated to file or effect any Demand Registration within (i) 180 days after the effective date of a registration statement pertaining to an Initial Public Offering and (ii) 90 days after the effective date of a registration statement pertaining to any other underwritten primary public offering of capital shares of the Company pursuant to an effective registration statement under the Securities Act. The Company shall give prompt written notice to the Holders of Warrants and Registrable Securities of any such offering, but any failure to give such notice shall not affect the rights of the Holders and the obligations of the Company set forth in the preceding sentence.

                  (b) Effective Registration. Upon a demand, the Company will promptly prepare and file and use all commercially reasonable efforts to cause to become effective a Registration Statement in respect of all the Registrable Securities which Holders request, no later than 20 days after the date of such notice, for inclusion therein (all such included Registrable Securities, the "Subject Equity") and shall keep such Registration Statement continuously effective for the shorter of (i) six months and (ii) such period of time as all of the Subject Equity shall have been sold thereunder (the "Effectiveness Period"). For purposes of calculating the six-month period referred to in the preceding sentence, any period of time during which such Registration Statement was not effective or any Suspension Period shall be excluded. If the Board of Directors of the Company resolves that the Company has a bona fide business purpose for doing so, the Company may postpone the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering) in the event that, and for a period (a "Suspension Period") expiring on the earlier to occur of (x) the date on which such business purpose ceases to interfere with the Company's ability to comply with its disclosure obligations and SEC requirements, and (y) 90 days after the Company notifies the Holders of such good faith determination. There shall not be more than 120 days of Suspension Periods during any 12-month period. The Company will give prompt written notice to each Holder of each Suspension Period. Such notice shall be given as soon as practicable after the Board of Directors of the Company makes the determination referenced in this paragraph and shall state to the extent, if any, as is practicable, an estimate of the duration of such Suspension Period and shall advise the recipient thereof of the agreement of such Holder provided in the following sentence.

                  (c) Obligation of the Company. A Registration Statement will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after such Registration Statement has become effective, the offering of Subject Equity pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency, or if any court prevents or otherwise limits the sale of Subject Equity pursuant to the Registration Statement (for any reason other than the act or omissions of the Holders) for the period of time contemplated hereby, such registration will be deemed not to have been effected pursuant to Section 2.1(a). If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the registration requested pursuant to this Section 2.1 does not remain effective for the Effectiveness Period, then the Company shall continue to be obligated to effect a registration pursuant to this Section 2.1. The Holders of Subject Equity shall be permitted to withdraw all or any part of the Subject Equity from the Demand Registration at any time prior to the effective date of such Demand Registration. If at any time a Registration Statement is filed pursuant to a request for the Demand Registration, and subsequently a sufficient amount of the Subject Equity is withdrawn from the Demand Registration so that such Registration Statement does not cover at least the amount of Requisite Shares, the Holders who have not withdrawn their Subject Equity shall have the opportunity to include an additional amount of Subject Equity in the Demand Registration so that such Registration Statement covers at least the amount of the Requisite Shares. If an additional amount of Subject Equity is not so included, the Company may withdraw the Registration Statement. Such withdrawn Registration Statement will not count as the Demand Registration and the Company shall continue to be obligated to effect a registration pursuant to this Section 2.1.

                  (d)      Priority in Demand Registrations Pursuant to Section
2.1. If the Demand Registration involves an underwritten offering and the lead managing underwriter or underwriters advise the Company in writing that, in such underwriter's or underwriters' opinion, the number of securities requested to be included in such registration (including securities of the Company and Additional Holders which are not Subject Equity) exceeds the number which can be sold in such offering, the Company will be required to include in such registration only the Subject Equity requested to be included in such registration. In the event that the amount of Subject Equity requested to be included in such registration exceeds the number which, in the view of such lead managing underwriter or underwriters, can be sold, the amount of such Subject Equity to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Subject Equity then held by each such Holder (provided that any Subject Equity thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner).

                  If securities of Holders have been excluded from a registration statement pursuant to the provisions of the foregoing paragraph constituting 35% or more of the Subject Equity requested to be included in such registration, then such registration shall not count towards determining whether the Company has satisfied its obligation to effect the Demand Registration pursuant to this Section 2.1.

                  In the event that the number of Subject Equity requested to be included in such registration is less than the number which, in the view of the lead managing underwriter or underwriters, can be sold, the Company may include in such registration the securities the Company proposes to sell up to the number of securities that, in the view of the lead managing underwriter or underwriters, can be sold.

                  (e) Expenses. The Company will pay all Registration Expenses in connection with the registrations requested pursuant to Section 2.1(a). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement requested pursuant to this Section 2.1.

                  2.2. Piggy-Back Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its securityholders covering the sale of any class of its common equity securities (other than (a) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), (b) a registration statement filed in connection with an offer of securities solely to the Company's existing securityholders, or (c) the Demand Registration), then the Company shall give written notice of such proposed filing to the Holders of Warrants and Registrable Securities as soon as practicable (but in no event less than 20 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request within 20 days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution) (a "Piggy-Back Registration"). The Company shall include the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other securityholder included therein and permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this
Section 2.2 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective upon prompt written notice thereof to participating Holders. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, and each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 2.2.

                  No registration effected under this Section 2.2 and no failure to effect such a registration shall relieve the Company of its obligation to effect a registration upon the request of Holders pursuant to Section 2.1, and no failure to effect a registration under this Section 2.2 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Agreement.

                  2.3. Reduction of Piggy-Back Registration. (a) If the lead managing underwriter or underwriters, if any, of any offering described in
Section 2.2 have informed, in writing, the Holders of the Registrable Securities requesting inclusion in such offering that it is such underwriter's or underwriters' opinion that the total number of securities which the Company, the Holders and any other Persons desiring to participate in such registration intend to include in such offering exceeds the maximum number of shares that may be distributed without materially and adversely affecting the price, timing or distribution of the shares to be sold by the Company, then the number of Registrable Securities to be offered for the account of such Holders and the number of such securities to be offered for the account of all such other Persons (including the Company) participating in such registration shall be the number of securities, if any, which such lead managing underwriter or underwriters believe may be sold without causing such adverse effect in the following order:

                  (1) all the shares that the Company proposes to sell in such offering;

                  (2) all the shares that are proposed to be sold by any holder of Common Shares who is exercising a demand registration right, if such offering is being made pursuant to such demand; and

                  (3) shares of the Holders and all other shares that are proposed to be sold by any holder of Common Shares on a pro rata basis in an aggregate number which is equal to the difference between the maximum number of shares that may be distributed in such offering as determined by the lead managing underwriter or underwriters and the number of shares to be sold in such offering pursuant to clauses (1) and (2) above.

                  (b)      If, as a result of the proration provisions of this
Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration (a "Withdrawal Election"); provided that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made. The Company shall be permitted to postpone or withdraw any registration statement prior to the effective date thereof without obligation to any Holder.

                  2.4. Agreement to Lock Up. The right of any Holder to be included in any registration or qualification (other than an Initial Public Offering) shall be conditioned on such Holder's agreeing to a lock-up on the sales of its Warrant Shares for a period commencing on the consummation date of such offering and ending on the earlier of (i) the date required by the managing underwriter or underwriters of such offering for holders of shares generally, not to exceed the date that is 90 days following the effective date of such registration or qualification, and (ii) the first date that other holders of shares selling such shares in such offering are generally allowed to sell their shares. All Holders of Warrants and Warrant Shares, whether or not participating in the Initial Public Offering, will be required to not sell or otherwise dispose of any Warrant or Warrant Shares owned by them for the period commencing on the consummation date of the Initial Public Offering and ending on the earlier of (i) the date required by the managing underwriter or underwriters of the Initial Public Offering for holders of shares generally, not to exceed the date that is 180 days following the effective date of such registration or qualification, and (ii) the first date that holders of shares participating in the Initial Public Offering, if any, are generally able to sell their shares.

3.       Representations, Warranties and Agreements of the Company.

                  The Company represents, warrants to and agrees with the Holders of the Warrants and Registrable Securities as of the date of this Agreement that the Company has no agreements relating to the rights of holders of equity interests of the Company or pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction which have not been disclosed to the Initial Purchasers or their counsel in writing.

4.       Registration Procedures.

                  In connection with the obligations of the Company with respect to any Registration Statement prepared pursuant to Sections 2.1 and 2.2 hereof, the Company shall:

                  (a) Prepare and file with the SEC a Registration Statement with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective as provided herein. A reasonable period of time prior to the initial filing of a Registration Statement or Prospectus and a reasonable period of time prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Initial Purchasers and the managing underwriter or underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such reasonable inquiries as shall be necessary, in the opinion of counsel to such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities included in such Registration Statement shall reasonably object on a timely basis;

                  (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

                  (c) Notify the holders of Registrable Securities to be sold and the managing underwriter or underwriters, if any, promptly, and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event or information becoming known that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (d) Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the use of a Prospectus or the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment;

                  (e) If requested by the managing underwriter or underwriters, if any, or if none, by the Holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such Holders reasonably believe should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 4(e) that would, in the opinion of counsel for the Company, violate applicable law;

                  (f) Upon written request to the Company, famish to each Holder of Registrable Securities to be sold pursuant to a Registration Statement and each managing underwriter, if any, without charge, at least one conformed copy of such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously famished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

                  (g) Deliver to each Holder of Registrable Securities to be sold pursuant to a Registration Statement, and the underwriters, if any, without charge, as many copies of the

Prospectus (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

                  (h) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or' cooperate with the Holders of the Registrable Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject;

                  (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders thereof and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such Holders may request at least two Business Days prior to any sale of Registrable Securities;

                  (j)      Upon the occurrence of any event contemplated by
Section 4(c)(v), as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (k) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter underwriters, if any, addressed to each selling Holder of Registrable Securities and each of the underwriters, if any), covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) use their commercially reasonable efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in
Section 5 hereof (or such other provisions and procedures acceptable to Holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any); and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and the managing underwriter or underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

                  (l) Make available for inspection by a representative of the Initial Purchasers selling Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, and any attorney, consultant or accountant retained by such Initial Purchasers or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement;

                  (m) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act, no later than 60 days after the end of any 12-month period (or 135 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158 under the Securities Act; and

                  (n) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

                  The Company may require a Holder of Registrable Securities to be included in a Registration Statement to furnish to the Company such information regarding (i) the intended method of distribution of such Registrable Securities, (ii) such Holder and (iii) the Registrable Securities held by such Holder as is required by law to be disclosed in such Registration Statement and the Company may exclude from such Registration Statement the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  If any such Registration Statement refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to . be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder of Warrants and Registrable Securities agrees by acquisition of such Warrants and Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv) or 4(c)(v) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

5.       Indemnification.

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each underwriter who participates in an offering of Registrable Securities, their respective Affiliates, each Person, if any, who controls any of such parties within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the agents, employees, officers and directors of any such controlling Person (each, a "Participant") from and against any and all losses and liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (each, individually, a "Loss" and, collectively, the "Losses") to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect of thereof) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, covering Registrable Securities or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of a Prospectus, in the light of the circumstances under which they were made, not misleading; provided, however that the Company will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission made therein in reliance upon and in conformity with information relating to any Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein; provided further, however, that with respect to any such untrue statement or omission made in any preliminary prospectus, the indemnity contained in this Section 5(a) (to the extent and only to the extent that such losses, claims, damages or liabilities resulted from the untrue statement or omission described in clause (B) below) shall not inure to the benefit of any Participant if it shall be established that both (A) a copy of the Prospectus was not sent or given by such Participant to the Person asserting any such losses, claims, damages or liabilities at or prior to the delivery of the Registrable Securities to such Person, and (B) the untrue statement or omission in the preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of noncompliance by the Company with Section 4 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including, but not limited to, liability under this Agreement.

                  (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by such Participant to the Company expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                  (c)      Promptly after receipt by an indemnified Person under
Section 5(a) or 5(b) above of notice of the commencement of any action, suit or proceeding (collectively, an "action"), such indemnified Person (the "Indemnified Person") shall, if a claim in respect thereof is to be made against any indemnifying Persons under either such subsection, notify each party against whom indemnification is to be sought (the "Indemnifying Persons") in writing of the commencement of such action (but the failure so to notify any Indemnifying Person shall not relieve such Indemnifying Person from any liability that it may have under this Section 5 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any Indemnified Person, and it notifies an Indemnifying Person of the commencement of such action, the Indemnifying Person will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense of such action with counsel satisfactory to such Indemnified Person. Notwithstanding the foregoing, the Indemnified Person or Persons shall have the right to employ their own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person or Persons unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Persons in connection with the defense of such action, (ii) the Indemnifying Persons shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such Indemnified Person and the Indemnifying Persons (or such Indemnifying Persons have assumed the defense of such action), and such Indemnified Person or Persons shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the Indemnifying Persons (in which case the Indemnifying Persons shall not have the right to direct the defense of such action on behalf of the Indemnified Person or Persons), in any of which events such reasonable fees and expenses of counsel shall be borne by the Indemnifying Persons. In no event shall the Indemnifying Persons be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all Indemnified Persons in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An Indemnifying Person shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by paragraph (a) or (b) of this
Section 5, then the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement and (iii) such Indemnified Person shall have given the Indemnifying Person at least 30 days prior notice of its intention to settle. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 5 is for any reason held to be unavailable from the Indemnifying Person, or is insufficient to hold harmless an Indemnified Person under this Section 5, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such aggregate Losses of the nature contemplated by such indemnification provision (but after deducting in the case of Losses suffered by the Indemnifying Person, any contribution received by the Indemnifying Person from Persons other than the Indemnified Person who may also be liable for contribution, including Persons who control the Indemnified Person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act) to which any Indemnified Person may be subject in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person or Persons, on the one hand, and the Indemnified Person or Persons, on the other hand, from the offering of the Warrant Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the Indemnifying Person not having received notice as provided in paragraph (c) and having been prejudiced in any material respect by the absence of such notice, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Indemnifying Person or Persons, on the one hand, and Indemnified Person or Persons, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Participant, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Warrant Shares (net of discounts and commissions but before deducting expenses) received by the Company, and (y) the total net profit received by such Participant in connection with the sale of the Warrant Shares. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Participant or such other Indemnified Person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 5, (i) in no case shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no

Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 5, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 5 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under this
Section 5 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent, provided, however, that such written consent was not unreasonably withheld.

6.       Rules 144 and 144A.

                  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Warrants or Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any Holder of Warrants or Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Warrants or Registrable Securities, without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act. Upon the request of any Holder of Warrants vr Registrable Securities, the Company will in a timely manner deliver to such Holder a written statement as to whether it has complied with such information requirements.

7.       Underwritten Registrations.

                  No Person may participate in any underwritten public offering hereunder unless such person (i) agrees to sell such Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

8.       Miscellaneous.

                  8.1. Remedies. In the event of a breach by the Company or by a Holder of any of its obligations under this Agreement, each Holder and the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  8.2. No Conflicting Agreements. The Company will not enter into any agreement that by its terms prohibits the Company from complying with its obligations under this Agreement.

                  8.3. No Piggy-back on Demand Registrations. The Company shall not grant to any of its securityholders (other than the Holders in such capacity) the right to include any of their securities in any Registration Statement filed pursuant to a Demand Registration unless any such right expressly provides that such securityholders will agree to be cut-back if the lead managing underwriter with respect to such Demand Registration has informed the Holders, in writing, that it is its view that the total number of securities requested for inclusion is such as to materially and adversely affect the price, timing or distribution of any offering relating to such Demand Registration.

                  8.4. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be, amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given;. otherwise than with the prior written consent of the Holders of not less than the Requisite Shares. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, however that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent with respect to Section 5 shall be made or given otherwise than with the prior written consent of each Person affected thereby.

                  8.5. Notices. All notices and other communications provided for herein shall be made in writing and shall be mailed, delivered or copied and confirmed in writing.

                  (a)      if to the Company, as provided in the Purchase
Agreement,

                  (b) if to the Initial Purchasers, as provided in the Purchase Agreement, or

                  (c) if to any other Person who is then the registered Holder of Warrants or Registrable Securities, to the address of such Holder as it appears in the register therefor of the Company.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by telecopier machine, if telecopied.

                  8.6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign any of its rights hereunder without the prior written consent of each Holder. Notwithstanding the foregoing, no successor or assignee of the Company shall have any of the rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

                  8.7. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same Agreement.

                  8.8. Governing Law, Submission to Jurisdiction. This Agreement shall be construed in accordance with the internal laws of the State of New York. (without giving effect to any provisions thereof relating to conflicts of law). Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York and the U.S. federal courts sitting in the City of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Holders to bring proceedings against the Company in the courts of any other jurisdiction.

                  8.9. Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  8.10. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

                  8.11. Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Warrants or Registrable Securities is required hereunder, Warrants or Registrable Securities held by the Company or any of its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  8.12. Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                  8.13. Entire Agreement. This Agreement, together with the Warrant Agreement and the Tag-Along Sales Agreement, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have caused this Warrant Shares Registration Rights Agreement to be duly executed as of the date first written above.

                              DAYTON SUPERIOR CORPORATION

                              By: /s/ John A. Ciccarelli
                                  -------------------------------------
                                  Name:  John A.  Ciccarelli
                                  Title: President and Chief Executive Officer

                              DEUTSCHE BANK SECURITIES INC.

                              By: /s/ Robert Lipp
                                  -------------------------------------
                                  Name:  Robert Lipp
                                  Title: Managing Director

                              By: /s/ Philip Saliba
                                  -------------------------------------
                                  Name:  Philip Saliba
                                  Title: Vice President

                              MERRILL LYNCH, PIERCE, FENNER &
                                  SMITH INCORPORATED

                              By: Christopher Birosak
                                  -------------------------------------
                                  Name:  Christopher Birosak
                                  Title: Managing Director